UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

CAPITAL CITY ENERGY GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-140806	20-5131044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8351 North High Street ▪ Suite 101 Columbus, Ohio	43235
(Address of principal executive offices)	(Zip Code)

614-310-1614
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CAPITAL CITY ENERGY GROUP, INC.

SECTION 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

On April 9, 2008, Mr. Todd Crawford resigned as director of the Company.  There were no known disagreements with Mr. Crawford on any matters relating to our operation, policies or practices.

SECTION 7 – REGULATION FD

Item 7.01   Regulation FD Disclosure

On April 7, 2008, Capital City Energy Group, Inc. (the “Company”) issued a press release in which the Company stated it had secured a $75 million revolving line of credit from FirstMerit Bank, N.A. (“FirstMerit”).  The press release reflects the facts contained in a non-binding Loan Commitment, dated March 27, 2008 (“Loan Commitment”).  This financing from FirstMerit remains subject to the successful completion of  the definitive loan documentation, such documentation to contain customary representations, warranties, covenants, events of default and other provisions reasonably acceptable to both FirstMerit and the Company.  Nothing contained in the Loan Commitment obligates the Company to enter into definitive financing documentation or borrow the funds from FirstMerit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 9, 2008	Capital City Energy Group, Inc.

By: /s/Timothy W. Crawford
Timothy W. Crawford
Chief Executive Officer